Exhibit 99.1

Alliance Entertainment Announces Closing of New 3-Year $120 Million Senior Secured Credit Facility

Plantation, FL – December 21, 2023 – Alliance Entertainment Holding Corporation (Nasdaq: AENT) (“Alliance Entertainment”, “Company”), a distributor and wholesaler of the world’s largest in stock selection of music, movies, video games, electronics, arcades, toys and collectibles, today announced the closing of a new 3-year $120 million senior secured asset based credit facility with White Oak Commercial Finance, LLC. This credit facility replaces the Company’s revolver with Bank of America.

The new credit facility includes a $120 million asset based revolving credit facility (the “Revolver”). The Revolver will bear interest at a rate of the 30-day SOFR plus 4.5%, Borrowings from the facility will primarily be used to retire the existing credit facility, fund working capital needs and provide for general corporate purposes.

Jeff Walker, CEO & CFO of Alliance Entertainment, commented, “We will be entering 2024 with lowering borrowing needs so we elected to reduce our line to control costs.“

Bruce Ogilvie, Chairman of Alliance, commented, “We are now well positioned to continue to execute strategic plans including investments in automating facilities and upgrading proprietary software, improvements which we believe will improve EBITDA and inventory turns. We believe that in combination with our cost-cutting initiatives and reduction in inventory due to improved management, lowering our cost of capital directly improves our competitiveness and increases our ability to deploy capital that drives accretive growth. We are delighted to have the support of White Oak, which shares our long-term vision for Alliance Entertainment with a focus on strategy, operational execution, and financial prudence."

About Alliance Entertainment

Alliance Entertainment (NASDAQ: AENT) is a premier distributor of music, movies, toys, collectibles, and consumer electronics. We offer over 375,000 unique in stock SKU’s, including over 57,300 exclusive compact discs, vinyl LP records, DVDs, Blu-rays, and video games. Complementing our vast media catalog, we also stock a full array of related accessories, toys and collectibles. With more than thirty-five years of distribution experience, Alliance Entertainment serves customers of every size, providing a robust suite of services to resellers and retailers worldwide. Our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships, while helping omni-channel retailers expand their product selection and fulfillment goals. For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; our ability to refinance our existing indebtedness; our ability to continue as a going concern absent access to sources of liquidity; risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, including a fixed charge coverage ratio; risks that a breach of the revolving credit facility, including Alliance’s recent breach of the covenant requirements, could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

For investor inquiries, please contact:

MZ Group

Chris Tyson/Larry Holub

(949) 491-8235

AENT@mzgroup.us